EXECUTION COPY

EX-99.(k)(5)(a)

FIRST OMNIBUS AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT AND GUARANTEE AND SECURITY AGREEMENT

This FIRST OMNIBUS AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT AND GUARANTEE AND SECURITY AGREEMENT, dated as of October 3, 2014 (this “Amendment”), is entered into among GOLDMAN SACHS BDC, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, and SUNTRUST BANK, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Senior Secured Revolving Credit Agreement dated as of September 19, 2013 (as amended or otherwise modified through the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Collateral Agent have entered into that certain Guarantee and Security Agreement dated as of September 19, 2013 (as amended or otherwise modified through the date hereof, the “Existing GSA” and together with the Existing Credit Agreement, the “Existing Agreements”);

WHEREAS, the Borrower wishes to prepay in full the pro rata portion of the Loans and other obligations owing to ING Capital LLC (“ING”) under the Existing Credit Agreement with a corresponding termination of ING’s Commitment under the Existing Credit Agreement;

WHEREAS, the parties hereto desire to amend the Existing Agreements as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Existing Agreements, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in (or by reference in) the Existing Credit Agreement.

SECTION 2. Amendments to Existing Credit Agreement. The Existing Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended in its entirety in the form of Exhibit A attached hereto.

SECTION 3. Amendment to Existing GSA. The proviso at the end of Section 4 of the Existing GSA is hereby amended and restated in its entirety to read as follows:

“PROVIDED, HOWEVER, that (A) in no event shall the security interest granted under this Section 4 attach to (and there shall be excluded from the definition of “Collateral”) (i) any contract, property rights, Equity Interests, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant (or perfection) of such security interest would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, Equity Interests, obligation, instrument or agreement (other than to the extent that any such term is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform

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Commercial Code as in effect in the relevant jurisdiction), (ii) any Equity Interests in directly-held Foreign Subsidiaries in excess of 65% of any class of Equity Interests of each such Foreign Subsidiary, (iii) any assets that are directly-held or indirectly-held by a Foreign Subsidiary, (iv) any Excluded Account, (v) any assets with respect to which applicable Law prohibits the creation or perfection of such security interests therein (other than to the extent that any such prohibition is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), (vi) any property that, were it “Collateral” hereunder, would be subject to release pursuant to Sections 10.03(e), (f) or (g) or (vii) at any time an Obligor or a joint venture that is the subject of a Joint Venture Investment of an Obligor has entered into an agreement in writing with a third party that the applicable Obligor is not permitted to grant a security interest in such Obligor’s Joint Venture Investment related to such joint venture (such agreement, a “Negative Pledge”), such Obligor’s Joint Venture Investments related to such joint venture; provided that (I) no Joint Venture Investment shall be excluded from the Collateral pursuant to this clause (vii) if at the time of entering into the Negative Pledge with respect to such Joint Venture Investment, an Event of Default exists or will exist after giving effect to such exclusion or the Covered Debt Amount exceeds or will exceed the Borrowing Base after giving effect to such exclusion and (II) no Joint Venture Investment that is excluded from the Collateral pursuant to this clause (vii) shall be included in the Borrowing Base, and the property described in the immediately preceding clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) shall not constitute “Collateral”; and (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4 (and exclude from the definition of “Collateral”), any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).”.

SECTION 4. Conditions Precedent. Sections 2 and 3 hereof shall become effective on the date first written above upon receipt by the Administrative Agent of:

(a) From each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment;

(b) A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date hereof) of Dechert LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent);

(c) Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, this Amendment or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel; and

(d) Confirmation of receipt by the Lenders of the fees and expenses owing by the Borrower as of the date hereof.

SECTION 5. ING.

ING hereby (a) acknowledges that it will cease to be a Lender under the Existing Credit Agreement upon its receipt of (i) its Revolving Credit Exposure as of the date hereof in accordance with Section 2.20 of the Existing Credit Agreement, as amended by this Amendment, and (ii) any accrued interest and fees on its Revolving Credit Exposure or its Commitment as of the date hereof (the “ING Prepayment”) and (b) agrees that the Borrower shall have no further obligation to ING under the Credit Agreement and the other Loan Documents

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(except with respect to those provisions of the Credit Agreement which by their express terms survive the termination of the Credit Agreement). Each of the parties hereto hereby consents to the ING Prepayment and agrees that upon ING’s receipt of the ING Prepayment, ING shall (a) cease to be a Lender under the Existing Credit Agreement, as amended by this Amendment and (b) have no Commitment under the Existing Credit Agreement, as amended by this Amendment.

SECTION 6. Miscellaneous.

6.1. Representations and Warranties. The Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Amendment, no Event of Default shall exist and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).

6.2. References to Existing Agreements. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement and the Existing GSA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Existing Credit Agreement or the Existing GSA, as applicable, as amended hereby, and each reference to the Existing Credit Agreement or the Existing GSA in any other document, instrument or agreement executed and/or delivered in connection with the Existing Credit Agreement or the Existing GSA shall mean and be a reference to the Existing Credit Agreement or the Existing GSA, as applicable, as amended hereby.

6.3. Effect on Existing Agreements. Except as specifically amended above, the Existing Credit Agreement, the Existing GSA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

6.4. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Existing Credit Agreement, the Existing GSA or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. The parties hereto hereby agree that this Amendment is a Loan Document.

6.5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

6.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GOLDMAN SACHS BDC, INC.,
as Borrower

By:
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

710815357 13429957	Signature Page to First Omnibus Amendment

SUNTRUST BANK,
as the Administrative Agent, the Collateral Agent and a Lender

By:
	Name:	Doug Kennedy
	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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Bank of America N.A., as a Lender

By:
Name: Jacob Garcia
Title: Director

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State Street Bank and Trust Company, as a Lender

By:
	Name:	Timothy E. Beebe
	Title:	Vice President

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Citibank, N.A.,
as a Lender

By:
Name: Eros Marshall
Title: Vice President

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MORGAN STANLEY BANK, N.A.,
as a Lender

By:
Name: Michael King
Title: Authorized Signatory

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name: Doreen Barr
Title: Authorized Signatory

By:
Name: Michael Spaight
Title: Authorized Signatory

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Satifel Bank & Trust, As a Lender

By:
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

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lNG Capital LLC,
as an exiting Lender

By:
Name: Patrick Frisch, CFA
Title: Managing Director

By:
Name: Kunduck Moon
Title: Managing Director

710815357 13429957	Signature Page to First Omnibus Amendment